Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

FITELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Ordinary shares, par value $0.0001 per share	457(a)	4,600,000	$6.00	$27,600,000		$0.00011020	$3,041.52
Fees Previously Paid	Equity	Representative’s warrants to purchase ordinary shares (3)	457(g)	-	-	-		-	-
Fees Previously Paid	Equity	Ordinary shares issuable upon exercise of Representative’s warrants	457(g)	80,000	$6.90	$552,000	(4)	$0.00011020	$60.83
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts(2)					$28,152,000			$3,102.35
	Total Fees Previously Paid								$3,102.35
	Total Fee Offsets
	Net Fee Due								$0.00

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Includes the ordinary shares that the underwriters have the option to purchase.

(2)	In accordance with Rule 416(a) under the Securities Act, we are also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	In accordance with Rule 457(g) under the Securities Act, because the ordinary shares of the Registrant underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s warrants are exercisable at a per ordinary share price equal to 115% of the public offering price per ordinary share.